Exhibit 10.1
MERSANA THERAPEUTICS, INC. 2017 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
This agreement (this “Agreement”) evidences a grant of restricted stock units (“RSUs”) by Mersana Therapeutics, Inc. (the “Company”) to the individual named above (the “Grantee”), an employee of the Company, pursuant to and subject to the terms of the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meanings as in the Plan.
1.Grant of RSUs. The Company grants to the Grantee on the date set forth above (the “Date of Grant”) the number of RSUs set forth above, giving the Grantee the conditional right to receive, with respect to each RSU granted hereunder, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”), subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The RSUs are granted to the Grantee in connection with the Grantee's ongoing Employment with the Company.
2.Vesting; Cessation of Employment.
(a)Vesting. Unless earlier terminated, forfeited, relinquished or expired, the RSUs will vest as to 25% of the shares on each of the first four anniversaries of the Date of Grant (each, a “Vesting Date”), subject to Grantee's continued Employment through such Vesting Date.
(b)Cessation of Employment. If the Grantee's Employment ceases for any reason, except as expressly provided for in any agreement between the Grantee and the Company or its Affiliate, the RSUs, to the extent not then vested, will be immediately forfeited.
3.Delivery of Shares. Subject to Section 4 below, the Company shall, as soon as practicable upon the vesting of any RSUs subject to this Agreement (but in no event later than 30 days following a Vesting Date), effect delivery of the Shares with respect to such vested RSUs to the Grantee (or, in the event of the Grantee's death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
4.Forfeiture; Recovery of Compensation.
(a)The RSUs, and the proceeds from the exercise or disposition of the Shares, will be subject to forfeiture and disgorgement to the Company, with interest and related earnings, if at any time the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan.
(b)By accepting, or being deemed to have accepted, the RSUs, the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the RSUs, including the right to any Shares or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence may be construed as limiting the general application of Section 7 of this Agreement.

5.Nontransferability. The RSUs may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
6.Withholding.
(a)The Grantee expressly acknowledges and agrees that the Grantee's rights hereunder, including the right to be issued Shares in settlement of the RSUs subject to this Agreement, are subject to the Grantee's satisfaction of all taxes required to be withheld, if any.
(b)By accepting the RSUs, the Grantee hereby acknowledges and agrees that he or she elects to sell Shares having a Fair Market Value sufficient to satisfy the minimum statutory withholding tax obligations with respect to the RSUs (“Sell to Cover”) and to allow E*Trade, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as the Grantee's agent (the “Agent”), to remit the cash proceeds of such sale to the Company to satisfy such withholding obligations, unless the Company chooses to satisfy such withholding obligations by other means, in which case it shall notify the Grantee of the other means by which the Grantee shall satisfy such obligations.
(c)If such withholding obligations are satisfied through a Sell to Cover, the Grantee hereby irrevocably appoints the Agent as the Grantee's agent, and hereby authorizes and directs the Agent to: (i) sell on the open market at the then prevailing market price(s), on the Grantee's behalf, on or as soon as practicable after the date on which the Shares are delivered to the Grantee pursuant to Section 3 of this Agreement, the number (rounded up to the next whole number) of Shares sufficient to generate proceeds to cover (A) the satisfaction of the minimum statutory withholding tax obligations arising from the vesting of the RSUs and the related issuance and delivery of Shares to the Grantee and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; (ii) remit directly to the Company the proceeds from the sale of such Shares; (iii) retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of such Shares; and (iv) maintain any remaining funds from the sale of such Shares in the Grantee's account with the Agent.
(d)The Grantee hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold to satisfy the Grantee's obligations hereunder and to otherwise effect the purpose and intent of this Section 6 and satisfy the rights and obligations hereunder. The Grantee acknowledges that the Agent is under no obligation to arrange for the sale of Shares at any particular price under a Sell to Cover and that the Agent may affect sales under any Sell to Cover in one or more sales and that the average price for executions resulting from bunched orders may be assigned to the Grantee's account. The Grantee further acknowledges that he or she will be responsible for all brokerage fees and other costs of sale associated with any Sell to Cover or transaction contemplated by this Section 6 and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, the Grantee acknowledges that it may not be possible to sell Shares as provided for in this Section 6 due to various circumstances. If it is not possible to sell shares of Common Stock in a Sell to Cover, the Company will inform the Grantee of the other methods for the Grantee to satisfy his or her obligations hereunder, including by payment of an amount in cash or by check. The Grantee will continue to be responsible for the timely payment to the Company of all taxes that are required to be paid or withheld with respect to the RSUs. In such event, or in the event that the Company determines that the cash proceeds from a Sell to Cover are insufficient to satisfy the minimum statutory withholding tax obligations with respect to the RSUs, the Grantee hereby authorizes the Company and its subsidiaries to withhold such amounts from any payments owed to the Grantee, but nothing in this sentence shall be construed as relieving the Grantee of any liability for satisfying his or her obligations under the preceding provisions of this Section 6.
(e)The Grantee hereby agrees to execute and deliver to the Agent or the Company any other agreements or documents, or to take any other actions, as the Agent or the Company reasonably deem necessary or appropriate to carry out the purposes and intent of this Agreement, including without limitation, any agreement intended to ensure the Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 6 to sell Shares to satisfy the minimum statutory withholding tax obligations with respect to the RSUs comply with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended. The Agent is a third-party beneficiary of this Section 6.
(f)The Grantee's election to Sell to Cover to satisfy is irrevocable. Upon acceptance of the Award, the Grantee has elected to Sell to Cover to satisfy the minimum statutory withholding tax obligations with respect to the RSUs, and the Grantee acknowledges that he or she may not change this election at any time in the future.
7.Effect on Employment. This grant of the RSUs will not give the Grantee any right to be retained in the Employment or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to terminate the Grantee's Employment or service at any time, or affect any right of the Grantee to terminate his or her Employment or service with the Company at any time.
8.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Grantee. By accepting, or being deemed to have accepted, all or any part of the RSUs, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.